NEWS RELEASE
May 8, 2014                                                                Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                             (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2014. Net revenue was approximately $111.1 million, an increase of 12.1% from the same period in 2013.  Station operating income1 was approximately $35.2 million, a decrease of 1.9% from the same period in 2013. The Company reported operating income of approximately $15.8 million compared to operating income of approximately $15.5 million for the same period in 2013. Net loss was approximately $25.2 million or $0.53 per share compared to net loss of $18.1 million or $0.36 per share, for the same period in 2013.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Reflective of the broader economy, we experienced a slow-down in revenue growth in Q1.  Adjusting for timing differences on major events, consolidated revenue was up by 5.4% compared to Q1 2013.  Looking across the segments, TV One achieved its highest ever show ratings, with the NAACP Image Awards Show.  However, the benefits of the NAACP partnership will be felt over the longer term as during the 1st quarter, TV One had higher programming amortization associated with the initial telecast of the Image Awards.  Our internet business continued its profitable trajectory and had robust 27.6% revenue growth year-over-year.  Looking ahead, core radio revenue is currently pacing down mid-single digits for the second quarter, but we anticipate markets picking up momentum in the second half of the year as political spending ramps-up.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2014	2013
		(as adjusted)2
STATEMENT OF OPERATIONS	(unaudited)
	(in thousands, except share data)

NET REVENUE	$111,072	$99,112
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	35,272	30,521
Selling, general and administrative, excluding stock-based compensation	40,613	32,724
Corporate selling, general and administrative, excluding stock-based compensation	10,041	9,448
Stock-based compensation	45	43
Depreciation and amortization	9,270	9,551
Impairment of long-lived assets	-	1,370
Total operating expenses	95,241	83,657
Operating income	15,831	15,455
INTEREST INCOME	53	40
INTEREST EXPENSE	21,863	22,159
LOSS ON RETIREMENT OF DEBT	5,679	-
OTHER EXPENSE (INCOME), net	66	(40)
Loss before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(11,724)	(6,624)
PROVISION FOR INCOME TAXES	8,578	6,681
Net loss from continuing operations	(20,302)	(13,305)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	890
CONSOLIDATED NET LOSS	(20,302)	(12,415)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,881	5,691
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(25,183)	$(18,106)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(25,183)	$(18,996)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	890
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(25,183)	$(18,106)

Weighted average shares outstanding - basic3	47,441,175	49,861,964
Weighted average shares outstanding - diluted4	47,441,175	49,861,964

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PAGE 3 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31,
	2014	2013
		(as adjusted)2
PER SHARE DATA - basic and diluted:	(unaudited)
	(in thousands, except per share data)

Net loss from continuing operations (basic)	$(0.53)	$(0.38)
Income from discontinued operations, net of tax (basic)	0.00	0.02
Consolidated net loss attributable to common stockholders (basic)	$(0.53)	$(0.36)

Net loss from continuing operations (diluted)	$(0.53)	$(0.38)
Income from discontinued operations, net of tax (diluted)	0.00	0.02
Consolidated net loss attributable to common stockholders (diluted)	$(0.53)	$(0.36)

SELECTED OTHER DATA
Station operating income 1	$35,187	$35,867
Station operating income margin (% of net revenue)	31.7%	36.2%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(25,183)	$(18,106)
Add back non-station operating income items included in consolidated net loss:
Interest income	(53)	(40)
Interest expense	21,863	22,159
Provision for income taxes	8,578	6,681
Corporate selling, general and administrative expenses	10,041	9,448
Stock-based compensation	45	43
Loss on retirement of debt	5,679	-
Other expense (income), net	66	(40)
Depreciation and amortization	9,270	9,551
Noncontrolling interest in income of subsidiaries	4,881	5,691
Impairment of long-lived assets	-	1,370
Income from discontinued operations, net of tax	-	(890)
Station operating income	$35,187	$35,867

Adjusted EBITDA5	$25,146	$26,419

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(25,183)	$(18,106)
Interest income	(53)	(40)
Interest expense	21,863	22,159
Provision for income taxes	8,578	6,681
Depreciation and amortization	9,270	9,551
EBITDA	$14,475	$20,245
Stock-based compensation	45	43
Loss on retirement of debt	5,679	-
Other expense (income), net	66	(40)
Noncontrolling interest in income of subsidiaries	4,881	5,691
Impairment of long-lived assets	-	1,370
Income from discontinued operations, net of tax	-	(890)
Adjusted EBITDA	$25,146	$26,419

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PAGE 4 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	March 31, 2014	December 31, 2013
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$45,804	$56,676
Intangible assets, net	1,146,962	1,147,017
Total assets	1,406,494	1,414,355
Total debt (including current portion)	823,036	815,635
Total liabilities	1,133,066	1,117,381
Total equity	261,973	284,975
Redeemable noncontrolling interest	11,455	11,999
Noncontrolling interest	208,488	207,026

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $3.5 million (subject to variable rates) (a)	$369,036	7.50%
9.25% senior subordinated notes due February 2020 (fixed rate)	335,000	9.25%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread currently at 7.50% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Net revenue increased to approximately $111.1 million for the quarter ended March 31, 2014, from approximately $99.1 million for the same period in 2013, an increase of 12.1%. Net revenue from our radio broadcasting segment decreased 0.4% for the quarter ended March 31, 2014, compared to the same period in 2013. We experienced net revenue growth most significantly in our Charlotte, Dallas and Detroit markets, with our Atlanta, Cincinnati and Philadelphia markets experiencing the most significant declines. We recognized approximately $39.7 million of revenue from our cable television segment during the three months ended March 31, 2014, compared to approximately $36.0 million for the same period in 2013, the increase due primarily from an increase in advertising sales. Reach’s Media’s net revenue increased approximately $7.2 million for the quarter ended March 31, 2014, compared to the same period in 2013 due primarily to the timing of the “Tom Joyner Fantastic Voyage” which was held in the second quarter of 2013 and the first quarter of 2014. The annual event generated revenue of approximately $6.6 million during the first quarter of 2014.  Adjusting for the timing difference for the “Tom Joyner Fantastic Voyage,” Reach Media’s revenue increased 5.9% for the quarter ended March 31, 2014, compared to the same period in 2013. Finally, net revenues for our internet business increased approximately $1.4 million and 27.6% for the three months ended March 31, 2014, compared to the same period in 2013 due to growth in direct revenue as well as advertising and studio services, where Interactive One provides services to other publishers.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $85.9 million for the quarter ended March 31, 2014, up 18.2% from the approximately $72.7 million incurred for the comparable quarter in 2013. Reach Media’s event, the “Tom Joyner Fantastic Voyage,” generated expenses of approximately $5.8 million during the first quarter of 2014. TV One incurred higher selling, general and administrative expenses related to higher marketing and promotional expenses to advertise and promote premieres of various TV One shows. In addition, TV One generated higher programming and technical expenses, primarily related to an increase of approximately $4.1 million in content amortization incurred for the quarter ended March 31, 2014 compared to the same period in 2013. The increase in TV One programming content amortization is a result of certain special televised events taking place during the quarter.

Depreciation and amortization expense decreased to approximately $9.3 million compared to approximately $9.6 million for the quarters ended March 31, 2014 and 2013, respectively, a decrease of 2.9%. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Impairment of long-lived assets for the three months ended March 31, 2013, was approximately $1.4 million and related to a non-cash impairment charge recorded to reduce the carrying value of our Cincinnati radio broadcasting licenses.

Interest expense decreased to approximately $21.9 million for the quarter ended March 31, 2014, compared to approximately $22.2 million for the same period in 2013. The Company made cash interest payments of approximately $21.4 million for the quarter ended March 31, 2014, compared to cash interest payments of approximately $20.7 million for the quarter ended March 31, 2013. As previously announced, on February 10, 2014, the Company closed a private offering of $335.0 million aggregate principal amount of 9.25% Senior Subordinated Notes due 2020 (the “2020 Notes”). The 2020 Notes were offered at an original issue price of 100.0% plus accrued interest from February 10, 2014. Effective March 13, 2014, the Company repurchased or otherwise redeemed all of the amounts outstanding under the 12.5%/15% Senior Subordinated Notes due 2016 (the “2016 Notes”).

The loss on retirement of debt of approximately $5.7 million for the three months ended March 31, 2014, was due to the retirement of the 2016 Notes during the first quarter. This amount includes a write-off of approximately $4.1 million of previously capitalized debt financing costs and approximately $1.6 million associated with the net premium paid to retire the 2016 Notes.

The provision for income taxes for the quarter ended March 31, 2014, was approximately $8.6 million compared to approximately $6.7 million for the comparable period in 2013, primarily attributable to the deferred tax liability (“DTL”) for indefinite-lived intangible assets. The increase in tax provision is due to the impairment of long-lived intangibles that reduced the DTL and related deferred tax expense for the three months ended March 31, 2013. The Company paid $573,000 and $8,000 in taxes for the quarters ended March 31, 2014 and 2013, respectively.

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PAGE 6 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

The decrease in noncontrolling interests in income of subsidiaries is due primarily to lower net income generated by TV One during the three months ended March 31, 2014, compared to the 2013 period.  In addition, Reach Media generated net income during the three months ended March 31, 2014, compared to a net loss during the 2013 period, which partially offset the decrease.

Other pertinent financial information includes capital expenditures of approximately $1.7 million and $2.2 million for the quarters ended March 31, 2014 and 2013, respectively.  The Company received dividends from TV One in the amount of approximately $3.6 million and $8.2 million for the quarters ended March 31, 2014 and 2013, respectively. As of March 31, 2014, the Company had total debt (net of cash balances) of approximately $777.2 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $20.0 million; Reach Media, approximately $2.8 million; and Cable Television, approximately $23.0 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of $307,000 and long-term investments of approximately $3.0 million. There were no stock repurchases made during the quarter ended March 31, 2014. During the quarter ended March 31, 2013, the Company repurchased 7,150 shares of Class A common stock in the amount of $11,026 and 951,974 shares of Class D common stock in the amount of $1,514,903.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months ended March 31, 2014 and 2013, are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 7 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2014
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$111,072	$49,636	$16,716	$6,444	$39,693	$(1,417)
OPERATING EXPENSES:
Programming and technical	35,272	10,668	8,001	2,364	15,527	(1,288)
Selling, general and administrative	40,613	21,261	7,330	3,926	8,737	(641)
Corporate selling, general and administrative	10,041	-	1,247	-	2,127	6,667
Stock-based compensation	45	5	-	-	-	40
Depreciation and amortization	9,270	1,308	291	626	6,542	503
Total operating expenses	95,241	33,242	16,869	6,916	32,933	5,281
Operating income (loss)	15,831	16,394	(153)	(472)	6,760	(6,698)
INTEREST INCOME	53	-	-	-	12	41
INTEREST EXPENSE	21,863	350	-	-	3,039	18,474
LOSS ON RETIREMENT OF DEBT	5,679	-	-	-	-	5,679
OTHER EXPENSE (INCOME), net	66	1	-	-	96	(31)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(11,724)	16,043	(153)	(472)	3,637	(30,779)
PROVISION FOR INCOME TAXES	8,578	8,564	14	-	-	-
Net (loss) income from continuing operations	(20,302)	7,479	(167)	(472)	3,637	(30,779)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	-	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(20,302)	7,479	(167)	(472)	3,637	(30,779)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,881	-	-	-	-	4,881
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(25,183)	$7,479	$(167)	$(472)	$3,637	$(35,660)

Adjusted EBITDA5	$25,146	$17,707	$138	$154	$13,302	$(6,155)

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PAGE 8 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2013
	(in thousands, unaudited, as adjusted)2

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$99,112	$49,858	$9,541	$5,052	$35,991	$(1,330)
OPERATING EXPENSES:
Programming and technical	30,521	10,953	7,464	1,931	11,374	(1,201)
Selling, general and administrative	32,724	20,716	1,744	3,621	6,983	(340)
Corporate selling, general and administrative	9,448	-	1,139	-	2,409	5,900
Stock-based compensation	43	15	-	-	-	28
Depreciation and amortization	9,551	1,553	288	710	6,633	367
Impairment of long-lived assets	1,370	1,370	-	-	-	-
Total operating expenses	83,657	34,607	10,635	6,262	27,399	4,754
Operating income (loss)	15,455	15,251	(1,094)	(1,210)	8,592	(6,084)
INTEREST INCOME	40	-	-	-	11	29
INTEREST EXPENSE	22,159	276	-	-	3,039	18,844
OTHER INCOME, net	(40)	(11)	-	-	-	(29)
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(6,624)	14,986	(1,094)	(1,210)	5,564	(24,870)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	6,681	7,007	(326)	-	-	-
Net (loss) income from continuing operations	(13,305)	7,979	(768)	(1,210)	5,564	(24,870)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	890	890	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(12,415)	8,869	(768)	(1,210)	5,564	(24,870)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,691	-	-	-	-	5,691
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,106)	$8,869	$(768)	$(1,210)	$5,564	$(30,561)

Adjusted EBITDA5	$26,419	$18,189	$(806)	$(500)	$15,225	$(5,689)

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PAGE 9 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for first fiscal quarter of 2014. This conference call is scheduled for Thursday, May 08, 2014 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1096; international callers may dial direct (+1) 612-288-0329.

A replay of the conference call will be available from 12:00 p.m. EDT May 08, 2014 until 11:59 p.m. EDT May 10, 2014. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 324541. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at www.radio-one.com. The replay will be made available on the website for seven days after the call.

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 55 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Rickey Smiley Morning Show, the Yolanda Adams Morning Show, the Russ Parr Morning Show, the DL Hughley Show, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet and MiGente. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

3           For the three months ended March 31, 2014 and 2013, Radio One had 47,441,175 and 49,861,964 shares of common stock outstanding on a weighted average basis (basic), respectively.

4           For the three months ended March 31, 2014 and 2013, Radio One had 47,441,175 and 49,861,964 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.

5           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.